                                                   EXHIBIT A

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                                                              EXPENSE CAP
                                                           (% OF AVERAGE NET
NAME OF FUND                                                    ASSETS)           EFFECTIVE DATE        EXPENSE CAP TERM
---------------------------------------------------------------------------------------------------------------------------
First Trust Preferred Securities and Income Fund                 1.15%           January 11, 2011      February 28, 2016
---------------------------------------------------------------------------------------------------------------------------

First Trust/Confluence Small Cap Value Fund                      1.35%           January 11, 2011      February 28, 2016
---------------------------------------------------------------------------------------------------------------------------

First Trust Short Duration High Income Fund                      1.00%           November 1, 2012      February 28, 2016
---------------------------------------------------------------------------------------------------------------------------

First Trust AQA(R) Equity Fund                                   1.35%
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